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                                                                   Exhibit 10.21



                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      This Amended and Restated Employment Agreement dated as of October 20, 1997 (the "AGREEMENT") by and between Mariner Health Group, Inc., a Delaware corporation (the "COMPANY"), and Arthur W. Stratton, Jr., M.D.
(the "EXECUTIVE"):

                                   WITNESSETH:

      WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

      WHEREAS, the Company desires to continue to employ the Executive, and the Executive desires to continue to be employed by the Company, to render services to the Company on the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, the Company and the Executive previously entered into an Employment Agreement dated as of January 1, 1995, and now desire to amend and restate such Employment Agreement on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of these premises and of the covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

      1. EMPLOYMENT. The Company shall continue to employ the Executive, and the Executive agrees to continue to serve the Company, as its Chief Executive Officer upon the terms and conditions set forth in this Agreement.

      2. TERM. Unless earlier terminated in accordance with this Agreement, the term of the Executive's employment under this Agreement (the "TERM") shall commence on the date hereof and shall expire on December 31, 2002; PROVIDED, HOWEVER, that upon expiration of such term, this Agreement shall be extended from year to year without further action on the part of the parties hereto, unless either party hereto gives written notice of termination to the other party at least 90 days prior to the expiration of the then current term.

      3. DUTIES AND RESPONSIBILITIES. (a) During the Term, the Executive shall serve as the Chief Executive Officer of the Company. In the performance of his responsibilities as the Chief Executive Officer, the Executive shall be subject to all of the Company's policies, rules and regulations applicable to its executives of comparable status and shall report directly to, and shall be subject to the direction and control of, the Board of Directors of the Company (the "BOARD"), and shall perform such duties as shall be assigned to him by the Board. In performing such duties, the Executive will be subject to and will substantially abide by, and will use reasonable efforts to cause employees of the Company to be subject to and substantially abide by, all policies and procedures developed by the Company. Each year when the Company's budget for the following fiscal year is presented to the Board, the Executive shall also present to the Board a written description, in reasonable detail, of the goals the Executive then intends to accomplish during the following fiscal year.

              (b) During the Term, the Executive shall devote all of his business time, energies, skills and attention to the affairs and activities of the Company and any corporation, partnership or other entity

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              Amended and Restated Employment Agreement -- Page 2

controlled by the Company (each, a "SUBSIDIARY"). The Executive shall provide these services to the Company and its Subsidiaries described in this Agreement in a professional and diligent manner and in a manner consistent with the highest standards of performance in the health care field. During the Term, the Executive shall not devote any of his business time, energies, skills or attention to the affairs or activities of any other business or organization, without the prior approval of the Board (which approval shall not be unreasonably withheld).

              (c) To induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that: (i) the Executive is not a party or subject to any employment agreement or arrangement with any other person, firm, company, corporation or other business entity and the Executive is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law or otherwise which would impair the Executive's right or ability (A) to enter the employ of the Company, or (B) to perform fully his duties and obligations pursuant to this Agreement, and (ii) to the Executive's knowledge, no material litigation is pending or threatened against any business or business entity owned or controlled or formerly owned or controlled by the Executive.

      4. COMPENSATION. (a) For all services rendered by the Executive under this Agreement, the Company shall pay or cause to be paid to the Executive, and the Executive shall accept, the Base Salary and Bonus, if any (as such terms are hereinafter defined in this Section 4), all in accordance with and subject to the terms of this Agreement. For the purposes of this Agreement, the term "COMPENSATION" shall mean the Base Salary and Bonus, if any. The Executive shall have the right to elect to defer in accordance with applicable Internal Revenue Service requirements for a reasonable time the Compensation payable to him, such deferral to be evidenced by appropriate documentation at the time of such deferral. In addition, to the Base Salary and Bonus, the Executive shall be entitled to receive such other bonuses, options and other remuneration as the Board may from time to time approve, in its sole discretion.

              (b) During the Term, the Company shall pay the Executive a base salary (the "BASE SALARY") at an annual rate of $750,000 from the date of this Agreement through December 31, 1997 and $850,000 thereafter. The Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "COMPENSATION COMMITTEE") and may be increased (but not decreased) by the Compensation Committee in its sole discretion. The Base Salary shall be payable in installments in accordance with the Company's regular practices, as such practices may be modified from time to time, but in no event less often than monthly.

              (c) During the Term, the Executive shall be eligible to earn an annual performance bonus (the "BONUS") of up to 100% of his Base Salary if the Company meets the performance objectives established by the Compensation Committee for purposes of this Agreement for the applicable period during the Term. The Bonus shall be reviewed at least annually by the Compensation Committee and shall be payable as determined by the Compensation Committee in its sole discretion.

              (d) The Executive shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding such vacation and leaves; PROVIDED, HOWEVER, that in no event shall the Executive be entitled to less than four weeks of vacation per year. The Executive shall be entitled to carry over or be compensated for accrued but unused vacation from any year in accordance with the Company's regular practices, as such practices may be modified from time to time; PROVIDED, HOWEVER, that the Executive shall be entitled to carry over up to two weeks of accrued but unused vacation from one year to the next.
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              Amended and Restated Employment Agreement -- Page 3

              (e) The Executive is authorized to incur reasonable expenses in the performance of his duties hereunder during the Term. The Company shall reimburse the Executive for all such expenses upon the presentation by the Executive, not less frequently than monthly, of signed, itemized accounts of such expenditures and vouchers, all in accordance with the Company's procedures and policies as adopted and in effect from time to time and applicable to its executives of comparable status.

              (f) The Executive shall be eligible to participate in qualified retirement, deferred compensation, group medical, accident, disability and health benefit plans of the Company as may be provided by the Company from time to time to Company executives of comparable status, subject to, and to the extent that, the Executive is eligible under such benefit plans in accordance with their respective terms; PROVIDED, HOWEVER, that the Company shall continue to provide the coverage for the Executive and his dependents under its group medical and health benefit plans or arrangements (which shall be of the type and at a level of coverage at least as beneficial to the Executive and his dependents as the coverage in effect on the date hereof). The Company shall pay the expenses associated with the Executive's participation in such benefit plans to the same extent the Company pays the expenses associated with participation by other employees; PROVIDED, HOWEVER, that the Company shall reimburse the Executive for all out-of-pocket costs incurred and paid by the Executive relating to the health care of the Executive and his dependents that are not covered by the Company's health benefit plans or arrangements. In addition, the Executive shall be entitled to use the Company's airplane in accordance with the Company's policies regarding use of such airplane by the Company's employees.

              (g) During the Term, the Company shall maintain (i) life insurance on the life of the Executive with death benefits in the amount of $2,000,000, which shall be payable in accordance with the Executive's written instructions, and (ii) disability insurance with disability benefits payable to the Executive in the amount of 70% of the average Compensation that the Executive received over the three years immediately preceding his disability. During the Term, the Company shall pay the reasonable fees and expenses for the Executive's participation in an appropriate flight safety training program.

              (h) During the Term, the Company shall, at the Company's expense, provide the Executive with a suitable automobile, which automobile shall be consistent with the automobile the Company currently leases for the Executive to use.

              (i) The Company has previously granted to the Executive options to purchase an aggregate of 600,000 shares of Common Stock, of which options to purchase 300,000 shares were granted in each of 1995 and 1996 (collectively, the "OPTIONS"). Each of the Options was granted pursuant to a stock plan maintained by the Company in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. The Options have a ten-year term and become exercisable in such installments as the Compensation Committee specified. Each of the Options is intended to qualify as an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), to the maximum extent eligible under the Company's stock plans and applicable law.

              (j) During the Term, the Company shall pay the reasonable fees and expenses of an accountant acceptable to the Company to prepare the Executive's federal and state tax returns.

      5. TERMINATION. (a) During the Term (regardless of whether or not the Company experiences a Change in Control (as defined below)), the Company may terminate the employment of the Executive for "Cause." For purposes of this Agreement, "CAUSE" means: (a) the Executive's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved (other
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              Amended and Restated Employment Agreement -- Page 4

than unintentional motor vehicle felonies); (b) any intentional act of theft, fraud or embezzlement by the Executive in connection with his work with the Company; (c) the Executive's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of 30 days after the Executive shall have received written notice from the Board stating with specificity the nature of such failure or refusal; or (d) the Executive's violation of Section 7. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire Board at a meeting of the Board called and held for (but not necessarily exclusively for) that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel of his choice, to be heard by the Board) finding that Executive has, in the good faith opinion of the Board, engaged in conduct constituting Cause and specifying the particulars thereof in reasonable detail.

              (b)(i) During the Term (regardless of whether or not the Company experiences a Change in Control), the Company may terminate the Executive's employment at any time without Cause. For purposes of this Agreement, if the Company gives written notice of termination to the Executive at least 90 days prior to the expiration of the then current Term, such action shall be considered termination of the Executive's employment without Cause pursuant to this Section 5(b)(i).

              (ii) The Company may terminate the Executive's employment following a determination by the Board that the Executive has a Permanent Disability (as hereinafter defined); PROVIDED, HOWEVER, that no such termination shall be effective (A) prior to the expiration of the 180-day period following the date the Executive first incurred the condition which is the basis for the Permanent Disability or (B) if the Executive begins to substantially perform the significant aspects of his regular duties prior to the proposed effective date of such termination. For purposes of this Agreement, "PERMANENT DISABILITY" shall mean the Executive's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties, as contemplated by this Agreement, which inability is reasonably contemplated to continue for at least one (1) year from its incurrence and at least 90 days from the date of such determination. Any question as to the existence, extent, or potentiality of the Executive's Permanent Disability shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, by an adult member of the Executive's immediate family) and reasonably acceptable to the Board.

              (c) The Executive may voluntarily terminate his employment at any time by giving the Board at least six months' prior written notice; PROVIDED, HOWEVER, that, at any time after receiving such written notice, the Board may terminate the Executive's employment on shorter notice or with no prior notice (which termination shall not be deemed a termination without Cause under this Agreement); and PROVIDED FURTHER that if the Executive's termination of his employment pursuant to the provisions of this Section 5(c) is because of a breach by the Company of its obligations under Sections 3(a), 4(a), 4(b), 4(c), 4(g), 4(i) or 6 (a "MATERIAL BREACH"), such termination shall be effective upon receipt of written notice thereof to the Company.

              (d) Following a Change in Control of the Company, the Executive may voluntarily terminate his employment at any time prior to the first anniversary of such Change in Control for Good Reason (as defined below).

              (e)(i) If the Company terminates the Executive's employment pursuant to the provisions of Section 5(a) (for Cause) at any time (regardless of whether or not the Company experiences a Change of
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              Amended and Restated Employment Agreement -- Page 5

Control), the Executive shall not be entitled to any Compensation or benefits following the date of such termination, other than Compensation and benefits required to be paid or provided by law and payment of the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

              (ii) If either (x) the Company terminates the Executive's employment at any time either prior to a Change in Control or from and after the first anniversary of a Change in Control pursuant to the provisions of Section 5(b)(i) (without Cause), or (y) the Executive terminates his employment at any time either prior to a Change in Control or from and after the first anniversary of a Change in Control pursuant to the provisions of Section 5(c) because of a Material Breach, (A) the Executive shall receive an aggregate amount equal to five times the Base Severance Amount (as hereinafter defined), which amount shall be payable in equal installments over the five-year period following such termination in the manner in which the Executive's Base Salary is paid at the time of such termination (collectively, the "SEVERANCE BENEFIT"); and (B) the Company shall pay the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements and as contemplated by this Agreement; PROVIDED, HOWEVER, that the Company shall continue to provide the coverage for the Executive and his dependents under its health benefit plans or arrangements (which shall be of the type and at a level of coverage at least as beneficial to the Executive and his dependents as the coverage in effect under this Agreement or in effect at the time of such termination, whichever is more favorable to the Executive and his dependents) until the fifth anniversary of such termination. The "BASE SEVERANCE AMOUNT" shall mean an amount equal to (x) the greater of (1) $1,000,000 or (2) the Base Salary being paid to the Executive immediately prior to such termination, plus (y) the greater of (1) the Bonus paid to the Executive by the Company with respect to the most recently completed fiscal year, (2) the aggregate amount of all Bonuses paid to the Executive by the Company during the 12 months prior to such termination or (3) 100% of the Base Salary being paid to the Executive immediately prior to such termination.

              (iii) If either (x) the Company terminates the Executive's employment at any time during a period commencing with a Change in Control and ending one year from such Change in Control pursuant to the provisions of
Section 5(b)(i) (without Cause), or (y) the Executive terminates his employment at any time during a period commencing with a Change in Control and ending one year from such Change in Control pursuant to the provisions of Section 5(c) because of a Material Breach or Section 5(d) (for Good Reason), (A) the Executive shall receive an amount equal to seven times the Base Severance Amount, which amount shall be payable in equal installments over a seven-year period in the manner in which the Executive's Base Salary is paid at the time of such termination (collectively, the "EXTENDED SEVERANCE BENEFIT"); and (B) the Company shall pay the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements and as contemplated by this Agreement; PROVIDED, HOWEVER, that the Company shall continue to provide the coverage for the Executive and his dependents under its health benefit plans or arrangements (which shall be of the type and at a level of coverage at least as beneficial to the Executive and his dependents as the coverage in effect under this Agreement or in effect at the time of such termination, whichever is more favorable to the Executive and his dependents) until the seventh anniversary of such termination.

              (iv) If the Executive voluntarily terminates his employment with the Company pursuant to the provisions of Section 5(c) for any reason other than a Material Breach, or dies, the Executive shall not be entitled to receive any Compensation or benefits following the date of such termination or death.

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              Amended and Restated Employment Agreement -- Page 6

              (v) If the Company terminates the Executive's employment pursuant to the provisions of Section 5(b)(ii) because of his Permanent Disability, the Company shall (A) for a period of 54 months following the effective date of such termination (the "DISABILITY PERIOD"), pay the Executive compensation at an annual rate equal to the Base Severance Amount, offset by the amount, if any, paid to the Executive under the salary replacement portion of disability benefits paid under a disability plan or policy paid for by the Company; and (B) pay the Executive's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements and as contemplated by this Agreement; PROVIDED, HOWEVER, that the Company shall continue to provide the coverage for the Executive and his dependents under its health benefit plans or arrangements (which shall be of the type and at a level of coverage at least as beneficial to the Executive and his dependents as the coverage in effect under this Agreement or in effect at the time of such termination, whichever is more favorable to the Executive and his dependents) during the entire Disability Period.

              (vi) If the Executive dies, or if the Company terminates the Executive's employment pursuant to the provisions of Section 5(b)(ii) because of his Permanent Disability, before receipt of any or all payments to which the Executive is entitled to under Section 5(e) (or in the case of the Executive's death following his termination on account of Permanent Disability, before receipt of all payments under Section 5(e)(v)), the balance of the payments to which the Executive is entitled under Section 5(e) shall continue to paid to the Executive (in the case of his disability) or to the executors or administrators of the Executive's estate (in the event of the Executive's death); PROVIDED, HOWEVER, that the Company may, at any time within its discretion, accelerate any payments and pay the Executive or his estate the present value of such payments (using the prime rate used by the Company's primary bank or, if none, Citibank, N.A.) in a lump sum cash payment.

              (f) If the Company terminates the Executive's employment pursuant to the provisions of Section 5(b)(i) (without Cause) at any time (regardless of whether or not the Company experiences a Change of Control) or pursuant to the provisions of Section 5(b)(ii) because of his Permanent Disability, if the Executive dies, or if the Executive terminates his employment pursuant to the provisions of Section 5(c) because of a Material Breach or Section 5(d) (for Good Reason), (x) all outstanding stock options (including the Options), warrants and the like held by the Executive at the time of such termination which have not yet vested at the time of such termination shall immediately be fully vested and (y) the Executive shall have the option to require that the Company pay an amount equal to the then present value of the Severance Benefit, the Extended Severance Benefit or any other amounts then payable under this Agreement, as the case may be, to which he would be entitled (using the prime rate used by the Company's primary bank or, if none, Citibank, N.A.) within 30 days of a request therefor. The option referred to in clause (y) of the preceding sentence shall be exercised, if at all, within 60 days after such termination.

              (g) For purposes of this Agreement, the following terms shall have the meanings set forth below:

              "CHANGE IN CONTROL" means the occurrence of any of the following events during the Term:

              (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such surviving, resulting or reorganized corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("VOTING STOCK") immediately prior to such transaction;
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              Amended and Restated Employment Agreement -- Page 7

              (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

              (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the 1934 Act, disclosing that any "person" (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the 1934 Act) has become the "beneficial owner" (as such term is used in Rule 13d-3 under the 1934 Act) of securities representing 35% or more of the Voting Stock of the Company;

              (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the 1934 Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred; or

              (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the directors then still in office who were directors of the Company at the beginning of any such period;

PROVIDED, HOWEVER, that a "CHANGE IN CONTROL" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Securities Exchange Act of 1934, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has occurred by reason of such beneficial ownership.

              "GOOD REASON" means the occurrence of one or more of the following events following a Change in Control:

              (A) Failure to elect, reelect or otherwise maintain the Executive in the office or position in the Company which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a director of the Company (or any successor thereto) if the Executive shall have been a director of the Company immediately prior to the Change in Control;

              (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held immediately prior to the Change in Control, a reduction in the aggregate of the Executive's Compensation received from the Company, or the termination of the Executive's rights to any benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of the Executive, any of which is not

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              Amended and Restated Employment Agreement -- Page 8

      remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

              (C) A determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, including a change in the scope of the business or other activities for which he was responsible immediately prior to the Change in Control, he has been rendered substantially unable to carry out, has been substantially hindered in the performance of, or has suffered a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

              (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to
      Section 10(c);

              (E) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control or the Company shall require the Executive to travel away from his office in the course of discharging his responsibilities or duties thereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of him prior to the Change in Control without, in either case, his prior written consent; or

              (F) Without limiting the generality or effect of the foregoing, any Material Breach of this Agreement by the Company or any successor thereto.

              (h) Notwithstanding anything to the contrary in this Agreement and in addition to any other Compensation, Severance Benefits, Extended Severance Benefits or other amounts payable by the Company to the Executive pursuant to this Agreement or otherwise, if (i) the Company terminates the Executive's employment pursuant to the provisions of Section 5(b)(i) (without Cause) or pursuant to the provisions of Section 5(b)(ii) because of his Permanent Disability, if the Executive dies, or if the Executive terminates his employment pursuant to the provisions of Section 5(c) because of a Material Breach or
Section 5(d) (for Good Reason), after a Change in Control of the Company and
(ii) it shall be determined that any payment or distribution (actual or deemed) by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise or resulting from the accelerated vesting of then outstanding options to purchase shares of Common Stock (including the Options) (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), the Executive shall be entitled to receive an additional payment (a "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion

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              Amended and Restated Employment Agreement -- Page 9

of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. If the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. All determinations required to be made under this Section 5(h), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Company's independent accountants.

      6. NOMINATION TO BOARD OF DIRECTORS. During the Term, the Company shall use all reasonable efforts to cause the Executive to be reelected as a director of the Company for so long as the Executive shall be an employee of the Company.

      7. RESTRICTIVE COVENANTS. (a) Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business, (ii) the Company's business is or may become national or international in scope, (iii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iv) the agreements and covenants contained in this Section 7 are essential to protect the business interests of the Company and that the Company will not enter into this Agreement but for such agreements and covenants.

              (b) (i) During the Term and until three years following the date of termination of Executive's employment with the Company for any reason (the "TERMINATION PERIOD"), the Executive shall not, directly or indirectly, perform any services in the United States for any person or entity other than the Company that is in the business, directly or indirectly, of providing health care services of the type the Company is providing, or is contemplating providing, at the time of the Executive's termination (the "BUSINESS"); or, without limiting the generality of the foregoing, be or become or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, employee, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) any individual, corporation, firm, association, partnership, joint venture or other business entity that competes in the Business; PROVIDED, HOWEVER, that the Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any corporation that is publicly traded on any national securities exchange in the United States of America or reported on the National Association of Securities Dealers, Inc.'s Automated Quotation System.

                    (ii) During the Term and during the Termination Period, the Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company or its Subsidiaries to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company or its Subsidiaries in any attempt to hire any person who shall have been employed by the Company or its Subsidiaries within the one-year period preceding such requested aid, or (iii) induce or attempt to influence any person or business entity who was a customer of the Company or its Subsidiaries during

              Amended and Restated Employment Agrement -- Page 10

any portion of the Term or the Termination Period to transact business with a competitor of the Company in the Company's business.

                    (iii) During the Term, the Termination Period and thereafter, the Executive shall not disclose to anyone any material information about the affairs of the Company or its Subsidiaries, including trade secrets, trade "know-how," inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of customers, sales, profits or other financial information which is confidential to the Company or is not generally known in the relevant trade.

              (c) If the Executive breaches, or threatens to commit a breach of
Section 7(b) (the "RESTRICTIVE COVENANTS"), the Company shall have the following rights and remedies, each of which shall be in addition to any other rights and remedies available to the Company at law or in equity:

                     (i) The Executive shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to the Executive's benefit which are derived or received by the Executive or any person or business entity controlled by the Executive resulting from any actions or transactions constituting a breach of any of the Restrictive Covenants.

                     (ii) Notwithstanding the provisions of Section 7(c)(i), the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Sections 7(b) , the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

              (d) If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

              (e) The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

      8. NO MITIGATION OBLIGATION. The Company hereby acknowledges that it will be difficult, and may be impossible, for the Executive to find reasonably comparable employment in the event of his termination pursuant to the provisions of Section 5(b)(i) (without Cause) or Section 5(c) hereof because of a Material Breach or Section 5(d), and that the noncompetition covenant contained in
Section 7 will further limit the employment opportunities for the Executive. Accordingly, the parties hereto expressly

              Amended and Restated Employment Agreement -- Page 11

agree that the payment of the Severance Benefit or Extended Severance Benefits, as the case may be, by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

      9. LEGAL FEES AND EXPENSES. (a) Except as provided in Section 9(b), each party shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by it in connection with any dispute arising with respect to this Agreement; PROVIDED, HOWEVER, that if the Executive prevails in any such dispute, the Company shall reimburse the Executive for any and all such fees and expenses incurred by the Executive in connection with such dispute.

              (b) Except in the event that the Executive is terminated for Cause, it is the intent of the Company that, if a Change in Control has occurred, the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that, after a Change in Control, the Company has failed to comply with any of its obligations under this Agreement or if the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereinafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. If a Change in Control has occurred, the Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision hereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.

      10. MISCELLANEOUS. (a) The Company may, from time to time apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon the Executive in any sum or sums that it may deem necessary to protect its interests, and the Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

              (b) This Agreement is a personal contract, and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise expressly permitted by the provisions of this Agreement. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; PROVIDED, HOWEVER, that in the event of the Executive's death, the Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the

              Amended and Restated Employment Agreement -- Page 12

Executive pursuant to, and in accordance with, the terms of this Agreement prior to the date of the Executive's death.

              (c) The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof; PROVIDED, HOWEVER, that such assignment shall not preclude the exercise of the Executive's rights, if any, pursuant to Section 5(d).

              (d) Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom or which it is intended, at the address of such party set forth below, by registered or certified mail, return receipt requested, or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice.

      If to the Company:    Mariner Health Group, Inc.
                            125 Eugene O'Neill Drive
                            New London, CT 06320
                            Attention:  Chairman of the Compensation Committee
                                        of the Board of Directors

      with copies to:       Mariner Health Group, Inc.
                            125 Eugene O'Neill Drive
                            New London, CT 06320
                            Attention: Chief Financial Officer

                            and

                            Testa, Hurwitz & Thibeault, LLP
                            High Street Tower
                            125 High Street
                            Boston, MA  02110
                            Attention: Mark H. Burnett

      If to the Executive:  Arthur W. Stratton, Jr., M.D.
                            136 Rockport Road
                            Weston, MA  02193


                 (e) This Agreement may not be changed, amended, terminated or superseded orally, but only by an agreement in writing, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, in any such case signed by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought.

                 (f) Except as otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflict of laws thereof.

                 (g) All descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              Amended and Restated Employment Agreement -- Page 13

                 (h) If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of this Agreement and provision, as the case may be, shall nevertheless remain in full force and effect.

                 (i) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

                 (j) This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof. No representations or warranties of any kind or nature relating to the Company or its affiliates or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Executive; nor have any representations or warranties of any kind or nature been made by the Executive to the Company, expect as expressly set forth in this Agreement.

              Amended and Restated Employment Agreement -- Page 14

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                  MARINER HEALTH GROUP, INC.


                                                  By:
                                                     ---------------------------


                                                  ------------------------------
                                                  Arthur W. Stratton, Jr., M.D.